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                                                                    EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS' CONSENT


Inverness Medical Innovations, Inc.
Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85658, 333-87180, 333-102577, 333-107288,
333-110715 and 333-110716) and Form S-8 (Nos. 333-67392, 333-74032,
333-85402, 333-90530, 333-106996 and 333-106994) of Inverness Medical
Innovations, Inc. of our report dated February 17, 2004, except for the restatements discussed in Note 2(q) as to which the date is April 19, 2004, relating to the consolidated financial statements of Inverness Medical Innovations, Inc. and subsidiaries, which is incorporated in this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Boston, Massachusetts

April 19, 2004